Exhibit 99.1

Blade Air Mobility Appoints Reggie Love to Board of Directors Replacing David Zaslav

New York, NY (September 24, 2021) – The Board of Directors (the “Board”) of Blade Air Mobility, Inc. (Nasdaq: BLDE, “Blade” or the “Company”), a technology-powered global air mobility platform, today announced that Reggie Love has been appointed to the Board, replacing David Zaslav, the Chief Executive Officer of Discovery Inc., who is stepping down.

“On behalf of the Board, I would like to express our sincere gratitude to David for his dedicated and instrumental service to the Company since its inception,” said Eric Affeldt, Chairman of the Board. “David is leaving his Board position in great hands, as Reggie brings with him excellent leadership qualities that will allow him to immediately contribute to the Company’s success.”

Love is a Senior Advisor at Apollo Global Management, a high-growth, global alternative asset manager, where he focuses on supporting and developing strategy for human capital, public engagement and diversity, equity and inclusion initiatives. He will serve on the Nominating and Corporate Governance committee of the Board.

Prior to Apollo, Love served as a Partner at RON Transatlantic EG, an international financial holding company. From 2009 to 2011, Love served at the White House as personal aide to United States President Barack Obama.

Love, a graduate of Duke University and the Wharton School at the University of Pennsylvania, also serves on the boards of Cox Media Group and the National Summer Learning Association.

Zaslav, currently the Company’s largest outside individual shareholder, was the lead seed investor in Blade and an initial board member of Blade’s predecessor company, Blade Urban Air Mobility, Inc.

“David has had faith in Blade since day one. His passion for our business and active engagement with management has helped build the Company into what it is today,” said Rob Wiesenthal, Blade’s Chief Executive Officer.

“With the successful completion of Blade’s going public transaction this past spring, now is an ideal time for me to step down from the Board. It has been a fantastic seven-year journey working with Rob and the team as they have built Blade into a publicly-traded urban air mobility company from the ground up,” said Zaslav.

About Blade Urban Air Mobility

Blade is a technology-powered, global air mobility platform committed to reducing travel friction by providing cost-effective air transportation alternatives to some of the most congested ground routes in the U.S. and abroad. Today, the company predominantly uses helicopters and amphibious aircraft. Its asset-light model, coupled with its exclusive passenger terminal infrastructure, is designed to facilitate a seamless transition to Electric Vertical Aircraft ("EVA" or “eVTOL”), enabling lower cost air mobility to the public that is both quiet and emission-free.

For more information, visit www.blade.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and may be identified by the use of words such as “anticipate”, “believe”, “could”, “continue”, “expect”, “estimate”, “may”, “plan”, “outlook”, “future” and “project” and other similar expressions and the negatives of those terms. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to Blade’s future prospects, developments and business strategies. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Blade’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include: the ability to achieve performance targets; loss of our customers; decreases in our existing market share; effects of competition; effects of pricing pressure; the inability of our customers to pay for our services; the loss of our existing relationships with operators; the loss of key members of our management team; changes in our regulatory environment, including aviation law and FAA regulations; the inability to implement information systems or expand our workforce; changes in our industry; heightened enforcement activity by government agencies; interruptions or security breaches of our information technology systems; the expansion of privacy and security laws; our ability to expand our infrastructure network; our ability to identify, complete and successfully integrate future acquisitions; our ability to remediate any material weaknesses or maintain effective internal controls over financial reporting; the ability to continue to meet applicable listing standards; costs related to our business combination; the possibility that we may be adversely affected by other political, economic, business and/or competitive factors; the impact of COVID-19 and its related effects on our results of operations, financial performance or other financial metrics; the inability or unavailability to use or take advantage of the shift, or lack thereof, to EVA technology; pending or potential litigation; and other factors beyond our control. Additional factors can be found in our Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”). New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Blade undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.

Press Contacts

For Media Relations

Phil Denning / Nora Flaherty

BladeMediaRelations@icrinc.com

Investor Relations

Mike Callahan / Tom Cook

BladeIR@icrinc.com

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